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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2004

Amphenol Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10879 (Commission File Number)	22-2785165 (IRS Employer Identification Number)
358 Hall Avenue Wallingford, Connecticut (Address of principal executive offices)		06492 (Zip Code)

(203) 265-8900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

        On January 21, 2004, Amphenol Corporation (the "Company") announced that it would effect a 2-for-1 stock split of its Class A Common Stock for shareholders of record as of March 17, 2004. The additional shares were distributed on or about March 29, 2004.

        As a result of the stock split, the number of shares of Class A Common Stock that remain available for issuance under the following Registration Statements on Form S-8, which relate to the Company's equity-based compensation plans, will increase by one hundred percent: 333-86618 and 333-35901 and the number of shares of Class A Common Stock that remain available for sale on March 17, 2004 (the record date for the stock split) under the following Registration Statement on Form S-3, which relates to sales of Class A Common Stock by our shareholders, will increase by one hundred percent: 333-111687.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2004	AMPHENOL CORPORATION
	By:	/s/ EDWARD G. JEPSEN Name: Edward G. Jepsen Title: Executive Vice President and Chief Financial Officer

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SIGNATURES